UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2010

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY		10532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Acorda Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 9, 2010 (the “Annual Meeting”) at the Westchester Marriot, 670 White Plains Road, Tarrytown, New York 10591.  33,648,853 shares of the Company’s common stock, or 86.90% of the shares of the Company’s common stock issued and outstanding on the record date, were present in person or represented by proxy at the Annual Meeting.  Summarized below are descriptions of the proposals voted on at the Annual Meeting and the final results of such voting:

Proposal One: Election of directors

As described in the Company’s proxy statement, the Company’s Board of Directors nominated three individuals to serve as Class II directors for a term to expire on the date of the Company’s 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified.  All such nominees were elected by plurality vote, as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
John P. Kelley	30,226,113	78,983	3,343,757
Sandra Panem, Ph.D.	28,148,373	2,156,723	3,343,757
Wise Young, Ph.D.	29,594,372	710,724	3,343,757

Proposal Two:  Ratification of appointment of independent auditors

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010 by the following vote:

Votes For	Votes Against	Abstentions
33,299,622	196,954	152,277

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

June 11, 2010	By: /s/Jane Wasman

Name: Jane Wasman
Title: Executive Vice President, General Counsel and Secretary